Exhibit 99.1

IEC ANNOUNCES FISCAL 2017 SECOND QUARTER RESULTS

Newark, New York, May 10, 2017 - IEC Electronics Corp. (NYSE MKT: IEC) today announced results for the fiscal 2017 second quarter and six months ended March 31, 2017.

IEC reported revenues of $21.4 million for the second quarter of fiscal 2017, a decrease of 35.5% as compared with revenues of $33.1 million in the second quarter of fiscal 2016. Sequentially, revenues remained consistent with first quarter 2017. Gross profit margin for the second quarter was 10.7% as compared to 17.3% in the same quarter last year and an increase compared to gross margin of 8.6% in the first quarter of 2017. Selling and administrative expenses decreased on a dollar basis to $2.7 million but increased as a percentage of sales to 12.5% as compared to $3.8 million or 11.3% of sales in the second quarter of fiscal 2016. The Company recorded a net loss of $0.6 million or $0.06 per share, compared to net income of $1.5 million, or $0.14 per share, in the same prior year period.

Revenues for the first six months of fiscal 2017 decreased 35.9% to $42.3 million as compared to $66.1 million in the same period of fiscal 2016. Gross profit margin for the first six months of fiscal 2017 was 9.6% as compared to 17.5% in the first six months of fiscal 2016. Selling and administrative expenses decreased on a dollar basis to $5.1 million but increased as a percentage of sales to 12% as compared to $7.7 million or 11.7% of sales in the first six months of fiscal 2016. Net loss for the first six months of 2017 was $1.5 million, or $0.14 per share, compared to net income of $3.0 million, or $0.29 per share, in the same prior year period.

Jeffrey T. Schlarbaum, President and CEO of IEC Electronics commented, “Our second quarter unfolded largely as we expected, as we continued to experience downward pressure on revenues and profitability related to reduced volume from two of our key customers. As we’ve previously indicated, the volume contraction is not due to lost programs, but represents the impact of long-term strategic customers, who remain committed manufacturing partners, working through their respective end market dynamics.

“We’re encouraged by the new business development trends that we’re seeing and we are increasingly optimistic that volumes will return in the second half of fiscal 2017. Our restructured sales force continues to bolster our presence in our core markets and is efficiently identifying opportunities that best match our capabilities, which is having a positive impact on our sales pipeline. Hence, our pipeline increased during the second quarter and has shown continued growth, with activity from both existing and new customers. Over the past few months of fiscal 2017, we have been diligent about aligning our cost structure to match our business requirements while also retaining skilled labor to ensure that we have the support we need as volumes return. As we have indicated previously, we anticipate that the expected volume ramp in the second half of 2017 will enable us to exit this fiscal year on a path to achieve similar run rate levels to those reached in fiscal 2016.”

Mr. Schlarbaum concluded, “Debt reduction and efficient asset management remain key objectives as we continue to strengthen our balance sheet. In this regard, we are excited to announce that last week we amended our credit agreement with M&T bank to a five year term, asset based facility which improves

Exhibit 99.1

our borrowing capacity, reduces our interest rates and favorably reduces the complexity and scope of our covenants.  This agreement demonstrates the strength of our business and the confidence of our banking partner. Overall, the improvements made in the last eighteen months have enabled us to grow our recognition in the marketplace as a leading provider of unique design and manufacturing solutions for the production of life-saving and mission critical products. We believe we are well-positioned to expand our business through the addition of new partners along with new programs from our existing customers as we look to re-establish continuous and sustained organic growth. ”

Conference Call:

IEC will host a conference call, today, Wednesday, May 10, 2017 at 10:00 a.m. Eastern Time, to discuss its financial results for the fiscal 2017 second quarter ended March 31, 2017.

The conference call may be accessed in the U.S. and Canada by dialing toll-free (877) 407-9210. International callers may access the call by dialing (201) 689-8049.

A replay of the teleconference will be available for 30 days after the call and may be accessed domestically by dialing (877) 481-4010 and international callers may dial (919) 882-2331. Callers must enter conference i.d. number 10352.

To access the live webcast, log onto the IEC website at http://www.iec-electronics.com. The webcast can also be accessed at http://www.InvestorCalendar.com. An online replay will be available shortly after the call.

About IEC Electronics
IEC Electronics is a provider of electronic manufacturing services ("EMS") to advanced technology companies that produce life-saving and mission critical products for the medical, industrial, aerospace and defense sectors. The Company specializes in delivering technical solutions for the custom manufacture of complex full system assemblies by providing on-site analytical testing laboratories, custom design and test engineering services combined with a broad array of manufacturing services encompassing electronics, interconnect solutions, and precision metalworking. As a full service EMS provider, IEC holds all appropriate certifications for the market sectors it supports including ISO 9001:2008, AS9100C, ISO 13485, and Nadcap.  IEC Electronics is headquartered in Newark, NY and also has operations in Rochester, NY and Albuquerque, NM. Additional information about IEC can be found on its web site at www.iec-electronics.com.
Note Regarding Forward-Looking Statements

References in this report to “IEC,” the “Company,” “we,” “our,” or “us” mean IEC Electronics Corp. and its subsidiaries except where the context otherwise requires. This release contains forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “optimistic,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words or phrases. These forward-looking statements include, but are not limited to, statements regarding future sales and operating results, future prospects, the expected return of sales volumes in the second half of fiscal 2017, the capabilities and capacities of business operations, any financial or other guidance and all statements that are not based on historical fact, but rather reflect our current expectations concerning future results and events. The ultimate correctness of these forward-

Exhibit 99.1

looking statements is dependent upon a number of known and unknown risks and events and is subject to various uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.

The following important factors, among others, could affect future results and events, causing those results and events to differ materially from those views expressed or implied in our forward-looking statements: litigation; business conditions and growth or contraction in our customers’ industries, the electronic manufacturing services industry and the general economy; variability of our operating results; our ability to control our material, labor and other costs; our dependence on a limited number of major customers; the potential consolidation of our customer base; availability of component supplies; dependence on certain industries; variability and timing of customer requirements; litigation; technological, engineering and other start-up issues related to new programs and products, uncertainties as to availability and timing of governmental funding for our customers; the impact of government regulations, including FDA regulations; the types and mix of sales to our customers; intellectual property litigation; our ability to maintain effective internal controls over financial reporting; unforeseen product failures and the potential product liability claims that may be associated with such failures; the availability of capital and other economic, business and competitive factors affecting our customers, our industry and business generally; failure or breach of our information technology systems; and natural disasters. Any one or more of such risks and uncertainties could have a material adverse effect on us or the value of our common stock. For a further list and description of various risks, relevant factors and uncertainties that could cause future results or events to differ materially from those expressed or implied in our forward-looking statements, see our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission (the “SEC”).

All forward-looking statements included in this release are made only as of the date indicated or as of the date of this release. We do not undertake any obligation to, and may not, publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or which we hereafter become aware of, except as required by law. New risks and uncertainties arise from time to time and we cannot predict these events or how they may affect us and cause actual results to differ materially from those expressed or implied by our forward-looking statements. Therefore, you should not rely on our forward-looking statements as predictions of future events.

Contact:	Michael T. Williams	Audra Gavelis
	Chief Financial Officer	Director of Marketing & Investor Relations
	IEC Electronics Corp.	IEC Electronics Corp.
	(315) 332-4308	(315) 332-4559
	mwilliams@iec-electonics.com	agavelis@iec-electronics.com

Exhibit 99.1

IEC ELECTRONICS CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
MARCH 31, 2017 and SEPTEMBER 30, 2016
(in thousands, except share and per share data)

	March 31, 2017	September 30, 2016
	(unaudited)
ASSETS
Current assets:
Cash	$509	$845
Accounts receivable, net of allowance	14,713	17,140
Inventories, net	16,477	15,384
Assets held for sale	—	4,611
Other current assets	997	1,214
Total current assets	32,696	39,194

Property, plant & equipment, net	17,010	10,994
Intangible assets, net	75	95
Goodwill	101	101
Other long term assets	8	13
Total assets	$49,890	$50,397

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$1,530	$2,908
Current portion of capital lease	206	—
Accounts payable	11,784	10,864
Accrued payroll and related expenses	1,207	3,365
Other accrued expenses	496	529
Customer deposits	2,161	1,756
Total current liabilities	$17,384	$19,422

Long-term debt	12,950	16,732
Long-term capital lease	5,471	—
Other long-term liabilities	1,425	379
Total liabilities	37,230	36,533

STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value:	—	—
500,000 shares authorized; none issued or outstanding
Common stock, $0.01 par value:
Authorized: 50,000,000 shares
Issued: 11,372,111 and 11,330,151 shares, respectively
Outstanding: 10,316,623 and 10,274,663 shares, respectively	114	113
Additional paid-in capital	46,557	46,294
Retained earnings/(accumulated deficit)	(32,422)	(30,954)
Treasury stock, at cost: 1,055,488 shares	(1,589)	(1,589)
Total stockholders’ equity	12,660	13,864
Total liabilities and stockholders’ equity	$49,890	$50,397

Exhibit 99.1

IEC ELECTRONICS CORP.
CONDENSED CONSOLIDATED INCOME STATEMENTS
THREE and SIX MONTHS ENDED MARCH 31, 2017 and APRIL 1, 2016
(unaudited; in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	March 31, 2017	April 1, 2016	March 31, 2017	April 1, 2016

Net sales	$21,368	$33,148	$42,344	$66,081
Cost of sales	19,089	27,412	38,269	54,528
Gross profit	2,279	5,736	4,075	11,553

Selling and administrative expenses	2,665	3,762	5,095	7,747
Operating profit/(loss)	(386)	1,974	(1,020)	3,806

Interest and financing expense	229	513	448	802
Income/(loss) before income taxes	(615)	1,461	(1,468)	3,004

Provision for/(benefit from) income taxes	—	—	—	—

Net income/(loss)	$(615)	$1,461	$(1,468)	$3,004

Net income/(loss) per common and common equivalent share:
Basic	$(0.06)	$0.14	$(0.14)	$0.29
Diluted	(0.06)	0.14	(0.14)	0.29

Weighted average number of common and common equivalent shares outstanding:
Basic	10,173,388	10,205,031	10,168,339	10,210,539
Diluted	10,173,388	10,205,031	10,168,339	10,210,539